UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No.1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2025

KEEMO FASHION GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-267967	32-0686375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

69 Wanke Boyu, Xili Liuxin 1st Rd, Nanshan District, Shenzhen, Guangdong 518052, China

(Address of principal executive offices)(Zip Code)

(+86) 176-1282-2030

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K originally filed on April 25, 2025 (the “Original Report”) is being filed solely to correct the identity of the purchaser disclosed under Item 5.01 — Changes in Control of Registrant.

In the Original Report, the purchaser of 34,200,000 shares of Common Stock of Keemo Fashion Group Limited was incorrectly identified as Huang Jia. The correct purchaser is Guang Wen Global Group Limited, a company incorporated under the laws of the British Virgin Islands, with its registered office at Intershore Chambers, Road Town, Tortola, British Virgin Islands.

Except as described above, this Amendment does not modify or update any other disclosures in the Original Report.

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Item 5.01 Changes in Control of Registrant.

On January 2, 2025, a Stock Purchase Agreement was entered into between Liu Lu (the “Seller”) and Guang Wen Global Group Limited (the “Purchaser”), wherein the Purchaser purchased 34,200,000 shares of Common Stock, par value $0.001 per share (the “Shares”), of Keemo Fashion Group Limited, a Nevada corporation (the “Company”).

As a result, the Purchaser became an approximately 62% holder of the voting rights of the issued and outstanding shares of the Company, on a fully-diluted basis, and became the controlling shareholder. The transaction was completed on April 25, 2025 (the “Closing Date”). The consideration paid for each share was $0.005. The source of the cash consideration for the Shares was personal funds of the controlling person of the Purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2025

KEEMO FASHION GROUP LIMITED

By:	/s/ Liu Lu
Liu Lu
Chief Executive Officer, President, Secretary, Treasurer, Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

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